UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 30, 2015
GT ADVANCED TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-34133	03-0606749
(Commission File Number)	(I.R.S. Employer Identification No.)
243 Daniel Webster Highway, Merrimack, New Hampshire 03054
(Address of principal executive offices)
(603) 883-5200
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):
[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As previously disclosed in the Current Report on Form 8-K filed by GT Advanced Technologies Inc. (the “Company”), on October 6, 2014, the Company and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of New Hampshire (the “Bankruptcy Court”) for reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Code. The Debtors’ Chapter 11 cases are being jointly administered under the caption In re GT Advanced Technologies Inc., et al, Case No. 14-11916 (HJB). Further information about the bankruptcy process is available at the Claims Agent’s website at www.kccllc.net/gtat.
Also as previously disclosed, on March 17, 2015, the Company and certain unaffiliated holders of the Company’s previously issued convertible notes (collectively, the “Backstop Lenders”) entered into an Amended and Restated Commitment Letter pursuant to which the Backstop Lenders have committed to provide debtor-in-possession financing (the “DIP Financing”) to the Company in an amount equal to $95 million.
Item 7.01. Regulation FD Disclosure.
Cleansing Material
On June 7, 2015, the Company entered into a series of confidentiality agreements (the “Confidentiality Agreements”) with certain of the Backstop Lenders and certain other parties (collectively, the “Restricted Parties”) relating to the DIP Financing and a possible intercompany agreement among certain of the Debtors (an “Intercompany Agreement”, and together with the DIP Financing, the “Possible Transactions”). Under the Confidentiality Agreements, the Company engaged the Restricted Parties in discussions regarding the Possible Transactions, and provided them with certain confidential information concerning the Company.
The Company agreed under the Confidentiality Agreements to disclose publicly certain information disclosed to the Restricted Parties under the Confidentiality Agreements upon the occurrence of certain events (“Termination Events”), including the filing of a motion with the Bankruptcy Court for approval of DIP Financing or an Intercompany Agreement. Under the Confidentiality Agreements, the Company is obligated upon the occurrence of a Termination Event to make public a document (a “Cleansing Document”) containing certain material non-public information that was provided to the Restricted Parties.
On July 6, the Company filed motions with the Bankruptcy Court seeking approval of DIP Financing, as well as an Intercompany Agreement, each of which filings qualified as a Termination Event under the Confidentiality Agreements. The Company is therefore obligated to produce a Cleansing Document. This Current Report on Form 8-K (this “Current Report”) constitutes a Cleansing Document that satisfies the Company’s disclosure obligations under the Confidentiality Agreements.
On June 1, 2015, the Company disclosed information regarding discussions with respect to an Intercompany Agreement held between May 14 and May 31, 2015. Since that date, discussions on the Intercompany Agreement have continued. The material non-public information hereby disclosed is summarized below:

•
Between June 1 and July 2, 2015, the Company’s management continued to engage with the Restricted Parties, the official committee of unsecured creditors, the independent director of GT Advanced Technologies Limited (“GT HK”) and Citigroup Financial Products Inc. (collectively, the “Parties”) to discuss the principal terms to be included in a global settlement of a variety of intercompany issues by and between GTAT Corporation and GT HK, both of which are Debtors and subsidiaries of the Company.

•
On July 2, 2015, the Company and the Restricted Parties reached agreement regarding a resolution of intercompany claims.  The Company filed a motion with the Bankruptcy Court on July 6, 2015, seeking approval of an Intercompany Agreement.

•
During their negotiations, the Company provided the Parties with a summary of certain financial information relevant to the Possible Transactions, which summary is furnished as Exhibit 99.1 to this Current Report, and a report on its assessment of the fire that took place at the Company’s facilities in Mesa, Arizona on May 26, 2015, which report is furnished as Exhibit 99.2 to this Current Report. These exhibits are furnished herewith in the form they were provided to the Parties and certain other entities party to the Confidentiality Agreements, and have not been updated to reflect any changes that may have taken place between the time they were so provided and the filing of this Current Report.

Amendment to the Commitment Letter
As noted above, on March 17, 2015, the Company and the Backstop Lenders entered into an Amended and Restated Commitment Letter pursuant to which the Backstop Lenders committed to provide DIP Financing to the Company in an amount equal to $95 million. On July 2, 2015, the Company and the Backstop Lenders entered into a Second Amended and Restated Commitment Letter (the “Amended Commitment Letter”) pursuant to which the Backstop Lenders have committed to provide DIP Financing on modified terms and conditions as set forth on Exhibit A thereto. A copy of the Amended Commitment Letter is attached hereto as Exhibit 99.3. (The commitment parties to the Amended Commitment Letter approved an earlier version of the intercompany term sheet, which is not materially different from the term sheet attached as Exhibit B to the Amended Commitment Letter, attached hereto as Exhibit 99.3.) The Amended Commitment Letter and the underlying DIP Financing are subject to approval of the Bankruptcy Court and the terms of the Amended Commitment Letter will be binding on the Company at the time of such approval. The foregoing description of the Amended Commitment Letter and DIP Financing is subject to, and qualified in its entirety by, such document filed herewith as Exhibit 99.3, which is incorporated herein by reference.
Item 8.01. Other Events.
Monthly Operating Report
On June 30, 2015, the Debtors filed their monthly operating report for the period from May 3, 2015 to May 30, 2015 (the “Monthly Operating Report”) with the Bankruptcy Court. The Monthly Operating Report is “furnished” with this Current Report as Exhibit 99.4. The Monthly Operating Report does not reflect certain of the Company’s subsidiaries that are not Debtors.
This Current Report (including the exhibit hereto and any information included therein) shall not be deemed an admission as to the materiality of any information required to be disclosed solely by reason of Regulation FD. The information contained in this Current Report, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Sale of GT Sapphire Systems Group LLC Assets
On June 30, 2015, GT Sapphire Systems Group LLC, a Debtor, completed the sale of certain assets related to the production of laboratory furnaces, production furnaces, hot press or hot bonding systems, vacuum systems, melting furnaces, high-temperature furnaces and sintering systems for densification or consolidation.
Cautionary Statement Regarding Financial and Operating Data
The Monthly Operating Report pertains only to the Debtors (and thus does not represent operations of all of the Company’s subsidiaries), and contains unaudited financial information which has not been reviewed by independent accountants. The financial information related to the Debtors included in the Monthly Operating Report has been prepared to conform with the monthly reporting requirements of the Office of the U.S. Trustee. The Monthly Operating Report was not prepared and is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”) or Securities and Exchange Commission (the “SEC”) regulations applicable to financial statements contained in annual or quarterly reports filed with the SEC. Preparation of the Debtors’ financial statements in accordance with GAAP could result in material reconciliations and adjustments to certain financial information presented in the Monthly Operating Report.

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Monthly Operating Report covers periods that are shorter than those that are required in the Company’s reports pursuant to the Exchange Act, and contains information that may not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports filed pursuant to the Exchange Act. The Monthly Operating Report is therefore not comparable with those filings. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, that the Monthly Operating Report is complete. While every effort has been made to assure the accuracy and completeness of the Monthly Operating Report, errors or omissions may have inadvertently occurred and the Company reserves the right to amend the Monthly Operating Report as necessary.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report contains certain forward-looking information, including, but not limited to, financial projections regarding the Company’s operations. The forward-looking statements are not a guarantee of performance and these statements involve certain risks and uncertainties that may be beyond the Company's control and may cause actual future results to differ materially from our current expectations. Statements of management's expectations are based on current assumptions and expectations.  No assurance can be made that these events will come to fruition. Factors that could affect our results include, but are not limited to: (i) market demand for the Company's equipment , (ii) the ability of the Company and its subsidiaries to continue as a going concern, (iii) the ability of the Company to obtain debtor-in-possession financing in adequate amounts; (iv) the ability of the Company and its subsidiaries to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases, (v) the ability of the Company and its subsidiaries to prosecute, develop and consummate one or more plans of reorganization with respect to the Chapter 11 cases, and (vi) the effects of the bankruptcy filing on the Company and its subsidiaries and the interests of various creditors, equity holders and other constituents. Other factors that may cause actual events to differ materially from those expressed or implied by the forward-looking statements and various other risks are outlined in GT Advanced Technologies Inc.’s filings with the Securities and Exchange Commission, including (but not limited to) the statements under the heading “Risk Factors” in the Company's Quarterly Report on Form 10-Q for the quarter ended June 28, 2014 and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013. The statement disclosed above should be evaluated in light of these important factors. The statement represents GT Advanced Technologies Inc.’s expectations and beliefs as of the date such statement was made. GT Advanced Technologies Inc. anticipates that subsequent events and developments may cause these expectations and beliefs to change. GT Advanced Technologies Inc. is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.
Results set forth in the Monthly Operating Report should not be viewed as indicative of future results. Such information also may not be indicative of the financial condition or operating results of the Company and its subsidiaries on a consolidated basis for the periods reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act, or of future results.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Summary of Certain Financial Information
99.2	Report regarding fire in Mesa, Arizona facilities
99.3	Second Amended and Restated Commitment Letter, dated July 2, 2015
99.4	Monthly Operating Report for the period from May 3, 2015 to May 30, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GT ADVANCED TECHNOLOGIES INC.
Dated: July 7, 2015
/s/ Hoil Kim

By:	Hoil Kim

Its:	Vice President, Chief Administrative Officer, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Summary of Certain Financial Information
99.2	Report regarding fire in Mesa, Arizona facilities
99.3	Second Amended and Restated Commitment Letter, dated July 2, 2015
99.4	Monthly Operating Report for the period from May 3, 2015 to May 30, 2015